Exhibit 99.1

For Immediate Release

Marpai Announces New Service to Fill Gaps in Care to Promote Member Health and Drive Down Healthcare Costs

Tampa, Fla., Nov. 16, 2021 — Marpai, Inc., (“Marpai”) (Nasdaq: MRAI), a deep learning technology company transforming third-party administration in the healthcare self-funded market, announced the launch of its Gaps in Care service helping health plan members stay current with annual exams, vaccines, and health screenings. The effort is an expansion of Marpai’s premium, AI-powered services and automatically sends personalized texts and emails to remind members when it is time to make an appointment.

Marpai is an alternative to traditional TPAs (third party administrators) that promotes proactive health with AI-powered services, including the use of deep learning models to help predict near-term health risks in order to prevent and reduce costly chronic illness and procedures. The new Gaps in Care service aims to help members maintain annual health visits to stay on the best health journey and enable early detection of developing issues. Marpai is addressing an industry representing over $1 trillion in health claims, $20 billion in administrative fees, and 95 million Americans.

Early intervention can prevent and reduce chronic illness and costly health events. For example, according to the American Cancer Society, when breast cancer is detected early and is in the localized stage, the 5-year relative survival rate is 99%, yet the CDC reported that only 66% of women over 40 are getting annual mammograms. Colorectal cancer is the third most common form of cancer among men and women, yet only 67.4% of adults aged 50 to 75 years were up-to-date with annual screenings, according to the CDC.

“Our goal in offering this new service is to empower members to take charge of their health by providing the friendly reminders they need to take action on these important visits. We believe that when we guide members to proactive care, it ultimately creates healthier lives across diverse populations and reduces costs in the long run,” said Lisa Willet, Vice President of Population Health and Member Engagement at Marpai. Ronnie Brown, Marpai COO, adds,  “Maintaining annual checkups can help people stay on top of their health and ahead of potential adverse health events, which could save money and avert real suffering.”

“We are aggressively using advanced technology to empower healthier lives and reduce costs. We believe that helping members fill these gaps in care is a big step forward in staying on the best health journey,” said Edmundo Gonzalez, CEO of Marpai.

For more information, visit www.marpaihealth.com.

About Marpai, Inc.

Marpai, Inc. (“Marpai”) is an AI-driven health technology company using deep learning to transform third-party administration (TPA) in the self-funded market to radically reduce costs, improve lives and simplify everything. Marpai uses proprietary algorithms to predict near-term health needs and intervene to prevent illness by guiding health plan members to appropriate top-quality providers. Marpai’s SMART technology platform works to eliminate cost excesses in claims processing, reduce the cost of claims, and lower stop-loss premiums with future health cost predictions.  Marpai’s deep learning system makes it easy for members to take better care of their health and stay ahead of emerging needs. Operating nationwide in serving over 65 self-funded companies and 50,000 members, Marpai provides access to world-class provider networks including Aetna and Cigna, and partners with brokers and consultants across the U.S. Marpai does not provide medical prognosis or healthcare, and is not engaged in the practice of medicine. For more information visit www.marpaihealth.com.

Forward-looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated fourth-quarter results. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “can,” “could”, “will”, “potential”, “should,” “goal” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai’s current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai’s filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Media contact:

Erika Beerbower for Marpai Health

erika@lightspeedpr.com

407-758-2727

Investor Relations contact:

Dave Gentry

RedChip Companies Inc.

1-800-RED-CHIP (733-2447)

Or 407-491-4498

Dave@redchip.com

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